EMPLOYMENT AGREEMENT

AGREEMENT made this 20th day of December, 1999, between YouTicket.com inc., a Nevada corporation ("Employer" and "Company") and LeAnna Sidhu ("Employee").

WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth.

Accordingly, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. Employment. The Employer will employ the Employee as the President of the Company reporting to the Board of Directors of the Company. The Employee will act as the senior executive of the Company with such duties and responsibilities as are consistent with that position and as assigned to the Employee by the board of directors of the Company, including, but not limited to administration of the various departments of the Company, overseeing the strategy of the Company, implementing communication with various segments of the international community, and preparing forecasts of the activities of the Company. With the Employee's consent, the Board of Directors of the Company will elect her as a director of the Company. The Employee will perform her responsibilities principally from an office located in Las Vegas, NV, provided that she will travel to other locations, from time to time, as required for the full and proper performance of her duties and responsibilities.

2. Term of Employment. The employment term will commence on the date hereof for a period of twelve months, unless sooner terminated as hereinafter provided.

3.   Compensation and Related Matters

(a) Salary. The Employee will be paid a gross monthly salary of USD$3,000 payable in installments every other week, in arrears after deduction of amounts as are required by law to be deducted therefrom, but all deductions shall be deemed to have been received for all purposes hereby, by the Employee as part of the gross remuneration herein before mentioned. Subsequent to the date of this Agreement, upon the Company receiving $500,000 of new capital her gross monthly salary will be increased to USD$7,000.

(b) Expenses. During the term of the Employee's employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Employer, provided that such expenses are incurred and accounted for and are reasonable for an executive of her stature. .

(c) Vacation. During the term of the Employee's employment hereunder, the Employee shall be entitled to take 15 business days of paid vacation, which will accrue on a pro-rata basis. These vacation days shall be in addition to paid sick leave days and to the Company's standard holidays.

(d)  Car Allowance. Employee shall be paid a car allowance of $500 per month.

(e) Insurance. Employee shall be paid a medical and dental allowance of $500 per month until such time as the Company establishes its own executive



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     medical and dental plan, at which time the Company will provide the same to
     Employee and her immediate family at no cost to her.

(f) Cellular Telephone. The Company will reimburse Employee for business related cellular telephone calls and for reasonable standard monthly cellular telephone fees.

4. Stock Options. On the effective date of this agreement, Employee will receive from the Company an option to purchase shares of Common Stock of the Company. The option will be represented by separate agreement. The option will provide the right to purchase up to 360,000 shares of Common Stock of the Company vesting 30,000 options per month during the term of this agreement and exercisable for five years from each vesting date. If the Employee is terminated, all unvested options are immediately cancelled.

5.   Termination.

(a) The Employer may terminate the Employee's employment hereunder for any reason on not less than thirty (30) days written notice to the Employee, except in the case of death and disability. The Employee's employment shall immediately terminate upon Employee's death and as a result of Employee's disability as defined herein. The Employee may terminate her employment hereunder on not less than thirty (30) days written notice to the Employer.

(b) If the employee's employment hereunder is terminated, the Employer shall: pay Employee a lump sum payment on the date of such termination in an amount equal to one months' base salary, car allowance and insurance allowance, plus reimburse Employee for any accrued but unused vacation days up until the date of termination.

(c) Disability shall mean the Employee's incapacity due to physical or mental illness which prevents her from carrying out her duties hereunder on a full time basis for a period of three consecutive months or an aggregate of 90 days in any consecutive twelve month period after 30 day's advance notice of termination is given by the Company (which may occur before or after the end of the disability periods described above).

(d) Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee (other than termination pursuant to death) shall be communicated by written notice of termination to the other party hereto.

6. Non-Competition. Except in furtherance of the business of the Employer and as specifically provided in this Agreement, during the employment term and (for a period of one year after the employment term) under this Agreement, the Employee will not, on her own behalf or on behalf of any other person, company, corporation, partnership or other entity or enterprise (collectively "Person") directly or indirectly provided that the Employee is paid a one year base salary, lump sum upon termination:

(a) divert or use the resources of the Employer or its affiliates to or for any other Person;

(b) divert or use a business opportunity of the Employer or its affiliates to or for any other Person,

(c) solicit any employees, agents or consultants of the Employer or its affiliates to terminate their business relationship with the Employer or its affiliates or to cause or encourage them to substantially alter their business relationship with the Employer or its affiliates; or

(d) for any business purpose, solicit or otherwise communicate with any client of the Employer or its affiliates or with any Person that is a reasonably potential client of the Employer or its affiliates, with the intention of hurting the relationship between that client and the Employer.

7. Confidentiality. The Employee acknowledges that in and as a result of her employment hereunder, she will be making use of, acquiring and/or adding to confidential information of special and unique nature and value relating to such matters as the Employer's and its affiliates trade secrets, systems, procedures, manuals, confidential reports and lists of clients, as well as the nature and type of services rendered by the Employer and its affiliates, and the equipment and methods used by the Employer and its affiliates ("Confidential lnformation"). As a material inducement to the Employer to enter into this Agreement, and to pay to the Employee the compensation referred to in this Agreement, Employee covenants and agrees that she shall not, at any time during or following the term of her employment hereunder, directly or indirectly, divulge or disclose, for any purpose whatsoever (other than in the course of her employment duties where warranted), any of such Confidential Information which has been obtained by or disclosed to her as a result of, Employee's employment by the Employer. In the event of a breach or threatened breach by the Employee of any of the provisions of this Section 7, the Employer and its affiliates, in addition to and not in limitation of any other rights, remedies or damages available to the Employer and its affiliates at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Employee, or by Employee's partners, agents, representatives, servants, employers, employees and/or any all persons directly or indirectly acting for or with her.

The Employee acknowledges that, in and as a result of her employment hereunder, she will acquire Confidential Information about the clients of the Employer and its affiliates. Employee covenants and agrees that she shall not, at any time during or following the term of employment hereunder, directly or indirectly, divulge or disclose, for any purpose whatsoever (other than in the course of her employment duties where warranted) any Confidential Information about the client, which has been obtained by or disclosed to her as a result of her employment with the Employer.

It should be noted that Confidential Information does not include any items which: (i) prior to disclosure, is known to the public; (ii) after disclosure, becomes known to the public or otherwise ceases to be a trade secret, through no act or omission of the Employee in violation of this Agreement; (iii) is required to be disclosed pursuant to applicable laws, rules or regulations or government requirement or court order (provided, however, that Employee shall promptly advise the Employer of its notice of any such requirement or order);
(v) is already rightfully in the Employee's possession at the time of disclosure; (vi) is independently developed by or for the Employee; or (vii) is received by the Employee from another person or entity whom the Employee reasonably believes is not obligated to the Employer to keep the same confidential.

8. Inventions and Other Intellectual Property. The Employee hereby agrees that all right, title and interest in and to all of the Employee's "Discoveries" and work product made during the term of employment related to the business of the Employer or its affiliates, whether pursuant to this Agreement or otherwise, shall belong solely to the Employer and its affiliates, whether or not they are protected or protectable under applicable patent, trademark, service mark, copyright or trade secret laws. For purposes of this Section 8, "Discoveries" means all inventions, designs, discoveries, improvements and works of authorship, including, without limitation, any information relating to the Employer's, and its affiliates' know-how, processes, designs, computer programs and routines, formulae, techniques, developments or experimental work, or work-in-progress made or conceived or reduced to practice by the Employer. The Employee agrees that all work or other material containing or reflecting any Discoveries and work product shall be deemed to be work made for hire and shall be owned by the Employer and its affiliates without further consideration. If it is determined that any works not works made for hire, the Employee hereby assigns to the Employer and its affiliates all of the Employee's right, title and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Discoveries or work product. The Employee covenants that she shall keep the Employer and its affiliates informed of the development of all Discoveries or work product made, conceived or reduced to practice by the Employer and its affiliates, in whole or in part, alone or with others, which either result from any work the Employee may do for, or at the request of, the Employer and its affiliates, or are related to the Employer's and its affiliates present or contemplated activities, investigations, or obligations. The Employee further agrees that at the Employer's and its affiliates request and expense, she will execute any assignments or other documents necessary to transfer any such Discoveries or work product to the Employer and its affiliates and to cooperate with the Employer and its affiliates or its nominee in perfecting the Employer's and its affiliates' title (or the title of the Employer's or its affiliates nominee) in such materials. The employee grants the Employer and its affiliates a permanent, non-exclusive, paid-up and worldwide license under the Employee intellectual property rights in any Discoveries or work product that is delivered to the Employer and its affiliates by the Employee in connection with the performance of services for the Employer and its affiliates to use, have used, make, have made, sell and have sold such Discoveries and reproduce in quantities, prepares derivative works and publicly display and distribute such work product.

9. Successors; Binding Agreement. The Employer will use its commercially reasonable best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such agreement prior to the effectiveness of any such succession, however, shall not be a breach of this Agreement.

Employee shall not have the right to assign any obligation or benefit under this Agreement to any person. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees. If the Employee should die or is legally incapacitated while any amounts would still be payable to her hereunder if she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

10. Return of Property. Upon the termination of the employment of Employee, all property (including, but not limited to, keys, records, notes, data, memoranda, models, credit cards and equipment) that is in the Employee's possession or under the Employee's control, which is the property of the Company or related to Company will be returned to Company by Employee or destroyed at the direction of the Company, which destruction will be certified by Employee.

11. Indemnification. Employee is entitled to the rights of indemnification available to officers and directors under the corporation law of the state of incorporation of the Company and, if any, the provisions of the certificate of incorporation and by-laws of the Company. To this end, simultaneous with the execution of this Employment Agreement, the Company will enter into a more formal Indemnification Agreement with Employee in substantially the same format as is attached hereto on Exhibit 1. If the Company obtains director and officer liability insurance or similar insurance coverage it will provide that Employee will be covered thereunder at all times during which Employee is a director or an officer of the Company.

12. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

if to the Employee:        LeAnna Sidhu
                           8936 Echo Ridge Drive
                           Las Vegas, NV  89117

if to the Employer:        YouTicket.com Inc.
                           4420 S. Arville, Suite 13 and 14
                           Las Vegas, NV  89103

with a copy to:            Andrew Hudders
                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, NY  10016

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Employer. No waiver by either party hereto at any time of any breach by the other hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada.

14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15. Counterparts. This Agreement maybe executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

16. Construction. It will be an irrefutable presumption that this agreement was drafted by the Company and the Employee. The parties hereto also acknowledge the ability and opportunity to have this agreement reviewed by independent counsel of their own choosing prior to signing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

YOUTICKET.COM INC.:                                  EMPLOYEE:



By: ___________________________________     By: ______________________
Virginia Thompson, Authorized Signatory              LeAnna Sidhu

                            INDEMNIFICATION AGREEMENT


                  THIS INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of this 20th day of December, 1999, is made by and between YouTicket.com, Inc., a Nevada corporation (the "Company") and Leanna Sidhu (the "Indemnitee"), an "agent" (as hereinafter defined) of the Company.

                                    RECITALS

                  A. The Company recognizes that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers; and

                  B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take; and

                  C. The Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors; and

                  D. The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer acted in good faith; and

                  E. The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company provides only limited protection and may not continue to be available at acceptable premium rates. The Company believes that the interests of the Company and its stockholders would best be served by a combination of such insurance (to the extent it remains reasonably available) and the indemnification by the Company of the directors and officers of the Company; and

                  F. Chapter 78 of the General Corporation Law of Nevada ("Chapter 78"), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Chapter 78 is not exclusive; and

                  G. The board of directors of the Company (the "Board of Directors") has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders; and

                  H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company; and

                  I. The Indemnitee is willing to serve, or to continue to serve as a director or officer of the Company, provided that the Indemnitee is furnished the indemnity provided for herein.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.       Definitions.

                  (a) Agent. For purposes of this Agreement, "agent" of the Company means any person who (i) is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company or (ii) is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

                  (b) Expenses. For purposes of this Agreement, "expenses" include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved are approved in advance by the Board of Directors), actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement; Chapter 78 or otherwise, and amounts paid in settlement by or on behalf of the Indemnitee, but shall not include any judgments, fines or penalties actually levied against the Indemnitee.

                  (c) Proceeding. For the purposes of this Agreement "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

                  (d) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more subsidiaries.

                  (e) Other Enterprise; Fines; Serving at the Request of the Company. For Purposes of this Agreement, "other enterprise shall include employee benefit plans; reference to "fines" shall include any excise tax assessed with respect to any employee benefit plans; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries.

         2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws of the Company or any subsidiary of the Company or until such time as the Indemnitee tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment of the Indemnitee in any capacity or to adversely affect the rights of Indemnitee under any indemnity agreement executed after the date hereof.

         3. Indemnity in Third Party Proceedings and Derivative Actions. Subject to Section 10 below, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding (including a proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any act or inaction by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines and penalties), actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding.

         4. Indemnification of Expenses of Successful Party. In addition to any other indemnity provided by this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any proceedings or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

         5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties) actually and reasonably incurred by him in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

         6. Advancement of Expenses. Subject to Section 10 (b) below, the Company shall advance reasonable expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within thirty (30) days following delivery of a written request with sufficient back-up therefor by the Indemnitee to the Company.

         7.       Notice and Other Indemnification Procedures

                  (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                  (b) Any indemnification requested by the Indemnitee under
Section 3 hereof shall be made no later than thirty (30) days after receipt of the written request of Indemnitee, unless a good faith determination is made within said thirty (30) day period (i) by the Board of Directors of the Company by a majority vote of a quorum thereof consisting of directors who are disinterested in such proceedings, or (ii) in the event such a quorum is not obtainable, at the election of the Company, either by independent legal counsel in a written opinion addressed to the Indemnitee or by a panel of arbitrators, one of whom is selected by the Indemnitee, one of whom is selected by the Company, and the last of whom is selected by the first two arbitrators so selected, that the Indemnitee is not or (subject to final judgment or other final adjudication as provided in Section 10 (a) below) ultimately will not be entitled to indemnification hereunder.

                  (c) The Company shall indemnify the Indemnitee against all expenses incurred in connection with any hearing or proceeding under this
Section 7 if the Indemnitee prevails in such hearing or proceeding.


                  (d) The Indemnitee shall indemnify the Company against all expenses incurred in connection with any hearing or proceeding under this
Section 7 if the Company prevails in such hearing or proceeding.

         8. Assumption of Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in such proceeding at the Indemnitee's expense; and (ii) if (a) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (b) the Company shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (c) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding within a reasonable time, the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

         9. Insurance. The Company may, but is not obligated to obtain directors' and officers' liability insurance ("D&O Insurance") as may be or become available with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, fines or penalties which have been paid directly to the Indemnitee by D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a proceeding, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

         10. Exceptions. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  (a) Certain Matters. To indemnify the Indemnitee on account of any proceeding with respect to (i) which final judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16
(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute, including any statute which makes actionable the use of non-public information or self-dealing or (ii) any proceeding to the extent it is determined by final judgment or other final adjudication that the Indemnitee's conduct was grossly negilgent, intentionally fraudulent, criminal or in bad faith and not believed by the Indemnitee to be in the best interests of the Company. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement; or

                  (b) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Chapter 78, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

                  (c) Action for Indemnification. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement if the Indemnitee does not prevail in such proceeding; or

                  (d) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company's written consent. The Company shall not settle any proceeding without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company determines (pursuant to
Section 7 (b) above) that the Indemnitee is not or ultimately will not be entitled to indemnification hereunder; or

                  (e) Securities Act Liabilities. To Indemnify the Indemnitee or otherwise act in violation of any undertaking in any registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Indemnitee acknowledges that paragraph (i) of
Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of the Indemnitee's rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. The Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

         11. Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

         12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything reasonably requested to secure such rights, including the execution of such documents to enable the Company effectively to bring suit to enforce such rights.

         13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

         14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever in a jurisdiction, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby in such jurisdiction, (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable in such jurisdiction, and (iii) such invalidity, illegality or unenforceability shall not affect the interpretation or enforceability of this Agreement in any other jurisdiction.

         15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         16. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if by telegram, telecopy or telex, upon answer back or other similar acknowledgment of receipt, (ii) if delivered by hand and receipted for by the party addressee or (iii) if mailed by certified or registered mail with postage prepaid, upon actual receipt. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

The address of Company for purposes of this paragraph is as follows:

                  YouTicket.com inc.
                  4420 S. Arville St., Suites 13 and 14
                  Las Vegas, NV  89103

Address for Indemnitee shall be as follows:

                  LeAnna Sidhu
                  8936 Echo Ridge Drive
                  Las Vegas, NV  89117

         18. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the state of Nevada, as applied to contracts between Nevada residents entered into and to be performed within and outside of the state of Nevada.

         19. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes and replaces any and all prior agreements and understandings, whether oral or written, express or implied, between the parties with respect to the subject matter herein.


YOUTICKET.COM, INC.                    THE INDEMNIFIED PARTY:
A Nevada Corporation

By:
   ________________________________   ______________________________
   Brice Scheschuk,                   LeAnna Sidhu
   Authorized Signatory